LEADERSHI? IN BIODEGRADABLE PACKAGING

Biocorp
NORTH AMERICA

Mr. Russell Wegner
Work of Art Catering
1226 Folsom St.
San Francisco, CA 9410s

Tuesday, February 11, 2003

Re.: Agency Agreement

Dear Russell:

This letter will serve as a confir nation of our meeting and undertanding between our company and you and your company.

Whereas you have extensive kn wledge of the recycling market in the San Francisco area and have expressed the desire to pr mote Biocorp North America products and especially the bags and liners distributed by Biocorp N.A.

Biocorp N.A. has a keen interes: in serving the San Francisco market and although it has been doing it for several years, Biocorp N.A. has no active representation in San Francisco. Therefore Biocorp N.A. is willing to enter into an agency agreement with you and/or your company for a period of one year renewable eve y year.

Through the agreement you are granted the rights to represent Biocorp N.A. in the San Francisco area and you are entitled to receive a commission on sales of products made by Biocorp N.A. in the San Francisco area to clients that you will have introduced to Biocorp N.A. and who are not already clients of Biocorp N.A. Such commission will vary case by case but will be negotiated on basis starting from a 5% on al sales of bags and liners. This agreement cannot under any circumstances be construed as an employment letter.

Biocorp N.A understand that you have a close relationship with Norcal Waste System and existing client of Biocorp N.A. but Biocorp N.A is willing to grant you Norcal as a client to avoid any misunderstanding.

This letter will serve as a first binding agreement and will be followed by a more through agreement. Please confirm your agreement and understanding of the terms in signing and faxing back the document.

Kind regards
Biocorp North America, Inc.

Frederic Scheer
President

Agreed: [signature] RJW
Russell J. Wegner

Biocorp
NORTH AMERICA

LEADERSHIP IN BIODEGRADABLE PACKAGING

AMENDMENT TO THE AGENCY AGREEMENT

- Commission will be paid within 30 days from payment by the client;
- Commission will be paid on every sale from same client as long as the agreement is in place. After termination of the agreement commission will not be paid any longer except for special arrangements;
- At the end of every quarter Biocorp N.A. will generate a record of all sales generated by Russell Wegner;
- Existing customers will continue to be served directly by the Los Angeles office; in the event they want to be served by Russell Wegner a price arrangement will have to be negotiated on a case by case basis;
- Biocorp N.A may reserve the right to refuse certain clients and may ask from time to time Russell Wegner not to contact certain clients.
- Order Confirmation form will be emailed to Russell Wegner

Agreed: [signature]

Russell J. Wegner